UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024

CERUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1220 Concord Ave, Suite 600 Concord, California	94520
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2024, Cerus Corporation (the “Company”) entered into a second amendment (the “Term Loan Amendment”) to that certain Amended and Restated Credit, Security and Guaranty Agreement (Term Loan) dated as of March 31, 2023 by and among the Company, the lenders party thereto from time to time and MidCap Financial Trust, as agent and a lender. The Term Loan Amendment, among other things, removes the minimum revenue condition applicable to the remaining $5 million available in tranche 3, which may now be drawn at any time prior to July 1, 2024.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2024, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to, among other things:

•	clarify that the Board may determine that meetings of stockholders may be held by remote communication;

•	articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board;

•	update the advance notice provision including, without limitation to:

•

provide that the timeframe during which stockholders may submit a notice of nomination or other business for consideration at an annual meeting is not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting unless the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, in which case, such notice must be submitted not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the public announcement of the date of the meeting is first made by the Company (the “Advance Notice Timeliness Provision”);

•

provide for a separate timeframe during which stockholders may submit a notice of nomination at an annual meeting that only applies if the corporation increases the number of directors to be elected at an annual meeting near or after the closing of the otherwise applicable advance notice window and that only applies to the additional directors to be elected;

•

update the disclosure requirements relating to any nominees (including submission of a questionnaire and certain representations), to any proposed business and to the stockholder proposing the nomination or proposal, any beneficial owner on whose behalf the nomination or proposal is made and their affiliates and associates;

•

reflect the universal proxy rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by requiring the stockholder making a nomination to represent whether it will comply with the universal proxy rules and providing that the nomination will be disregarded if the stockholder does not comply with the universal proxy rules;

•	limit the number of nominees that a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting;

•

provide for the requirements and timing for a stockholder to nominate persons for election to the board at a special meeting if the board has determined that directors will be elected at such special meeting;

•	provide that if the stockholder or a qualified representative thereof does not appear at the meeting to present the nomination or proposal, the nomination or proposal will be disregarded; and

•	require that certain information in the stockholder’s notice be updated and supplemented as of the record date for the meeting and a date prior to the meeting;

•	limit the matters to be presented at a special meeting to the matters set forth in the notice;

•	clarify that notices to stockholders may be given by electronic transmission in accordance with applicable law;

•

clarify that, with respect to matters that are submitted to the stockholders, if a different or minimum vote is required by the Certificate of Incorporation of the Company, the Bylaws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, such different or minimum vote shall be the applicable vote on the matter;

•	clarify that abstentions are not considered to be votes cast;

•	clarify additional authority of the chair of stockholders’ meetings to make determinations regarding the conduct of stockholders’ meetings;

•	provide additional flexibility with respect to the location and timing of board meetings;

•	provide that mandatory advancement to directors and officers is limited to expenses in defense of a proceeding; and

•

provide that, unless the Company consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for certain intracorporate matters and (ii) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended.

The Bylaws also incorporate other changes to conform to recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”), to conform various provisions of the Bylaws to the DGCL, the provisions of the Certificate of Incorporation of the Company and to other provisions of the Bylaws, and to make other general clean-up and clarifying changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Information.

As a result of the updated Advance Notice Timeliness Provision in the Bylaws, the dates after which notice of a stockholder proposal submitted to the Company in respect of its 2024 Annual Meeting of Stockholders will be considered untimely (outside of the processes of Rule 14a-8 under the Exchange Act) have changed from those set forth in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 28, 2023. The new dates are set forth below:

Pursuant to the Bylaws, if you wish to submit a proposal or nominate a director at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), but you are not requesting that your proposal or nomination be included in the Company’s proxy materials for the 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, your proposal or nomination must delivered to and received by the Company’s Corporate Secretary, in writing, at 1220 Concord Avenue, Suite 600, Concord, CA 94520 by no earlier than the close of business on February 8, 2024 and no later than the close of business on March 9, 2024. However, if the 2024 Annual Meeting is not held between May 8, 2024 and August 16, 2024, then your proposal or nomination must be delivered to and received by the Company’s Corporate Secretary, in writing, not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2024 Annual Meeting, or (ii) if the Company publicly announces the date of the 2024 Annual Meeting fewer than 100 days prior to the date of the 2024 Annual Meeting, the 10th day following the day that the Company first makes a public announcement of the date of the 2024 Annual Meeting. In addition, in the event that the number of directors to be elected to the Board of Directors of the Company at the 2024 Annual Meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships by February 28, 2024, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Company’s Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520

not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Company also advises you to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024	CERUS CORPORATION

	By:	/s/ Chrystal N. Jensen
Chrystal N. Jensen
Chief Legal Officer and General Counsel

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